                                                        Exhibit 4.3


[THE FOLLOWING FORM WAS USED IN CONNECTION WITH TEN CROSS-COLLATERALIZED LOANS SECURED BY DIFFERENT REAL ESTATE ASSETS, WHICH TOTALLED APPROXIMATELY $87.6 MILLION AND INVOLVED THE SAME PARTIES]


                FORM OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS
                ------------------------------------------------
                SECURITY AGREEMENT AND FIXTURE FILING STATEMENT
                -----------------------------------------------


                                       by



                       CABOT INDUSTRIAL PROPERTIES, L.P.,
                                  as Borrower

                               for the benefit of


                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                  OF AMERICA,
                                   as Lender



                               Property Known As



                         This Mortgage Was Prepared by
           And After Recordation This Mortgage Should Be Returned To:


                            John J. Gearen, Esquire
                            c/o Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                               TABLE OF CONTENTS

                                                                            Page
RECITALS....................................................................   1

ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION...........................   2
     Section 1.1.    Definitions............................................   2
     Section 1.2.    Rules of Construction..................................   2

ARTICLE II - GRANTING CLAUSES...............................................   2
     Section 2.1.    Encumbered Property....................................   2
     Section 2.2.    Habendum Clause........................................   5
     Section 2.3.    Security Agreement.....................................   5
     Section 2.4.    Conditions to Grant....................................   6
     Section 2.5.    Fee Joinder............................................   7

ARTICLE III - OBLIGATIONS SECURED...........................................   7
     Section 3.1.    The Obligations........................................   7

ARTICLE IV - TITLE AND AUTHORITY............................................   7
     Section 4.1.    Title to the Property..................................   7
     Section 4.2.    Authority..............................................   9
     Section 4.3.    No Foreign Person......................................   9
     Section 4.4.    Litigation.............................................   9

ARTICLE V - PROPERTY STATUS, MAINTENANCE AND LEASES.........................  10
     Section 5.1.    Status of the Property.................................  10
     Section 5.2.    Maintenance of the Property............................  10
     Section 5.3.    Change in Use..........................................  11
     Section 5.4.    Waste..................................................  11
     Section 5.5.    Inspection of the Property.............................  11
     Section 5.6.    Leases and Rents.......................................  11
     Section 5.7.    Parking................................................  12
     Section 5.8.    Separate Tax Lot.......................................  12
     Section 5.9.    Changes in Zoning or Restrictive Covenants.............  12
     Section 5.10.   Lender's Right to Appear...............................  12

ARTICLE VI - IMPOSITIONS AND ACCUMULATIONS..................................  13
     Section 6.1.    Impositions............................................  13
     Section 6.2.    Accumulations..........................................  14
     Section 6.3.    Changes in Tax Laws....................................  16
     Section 6.4.    Payment of Other Property Charges......................  16

ARTICLE VII - INSURANCE, CASUALTY, CONDEMNATION
                  AND RESTORATION...........................................  17
     Section 7.1.  Insurance Coverages......................................  17
     Section 7.2.  Casualty and Condemnation................................  19
     Section 7.3.  Application of Proceeds..................................  19
     Section 7.4.  Conditions to Availability of Proceeds
                           for Restoration..................................  20
     Section 7.5.  Restoration..............................................  21

ARTICLE VIII - COMPLIANCE WITH LAW AND AGREEMENTS...........................  24
     Section 8.1.  Compliance with Law......................................  24
     Section 8.2.  Compliance with Agreements...............................  24
     Section 8.3.  ERISA Compliance.........................................  25
     Section 8.4.  Section 6045(e) Filing...................................  25
     Section 8.5.  Brokerage Fees...........................................  25

ARTICLE IX - ENVIRONMENTAL..................................................  26
     Section 9.1.  Environmental Representations and Warranties.............  26
     Section 9.2.  Environmental Covenants..................................  26

ARTICLE X - FINANCIAL REPORTING.............................................  28
     Section 10.1.  Financial Reporting.....................................  28
     Section 10.2.  Annual Budget...........................................  29

ARTICLE XI - EXPENSES AND DUTY TO DEFEND....................................  30
     Section 11.1.  Payment of Expenses.....................................  30
     Section 11.2.  Duty to Defend..........................................  31

ARTICLE XII - TRANSFERS, LIENS AND ENCUMBRANCES.............................  31
     Section 12.1.  Prohibitions on Transfers, Liens
                           and Encumbrances.................................  31
     Section 12.2.  Permitted Transfers.....................................  32
     Section 12.3.  Right to Contest Liens..................................  35
     Section 12.4.  Substitution of Properties; Release of
                           Property.........................................  36

ARTICLE XIII - ADDITIONAL REPRESENTATIONS, WARRANTIES
                    AND COVENANTS...........................................  41
     Section 13.1.  Further Assurances......................................  41
     Section 13.2.  Estoppel Certificates...................................  41
     Section 13.3.  Augmentation of the Portfolio...........................  42

ARTICLE XIV - DEFAULTS AND REMEDIES.........................................  42
     Section 14.1.  Events of Default.......................................  42
     Section 14.2.  Remedies................................................  44
     Section 14.3.  General Provisions Pertaining to Remedies...............  45
     Section 14.4.  Foreclosure by Power of Sale............................  47
     Section 14.5.  General Provisions Pertaining to
                          Mortgagee-in-Possession or Receiver...............  47

     Section 14.6.  General Provisions Pertaining to
                           Foreclosures and the Power of Sale...............  48
     Section 14.7.  Application of Proceeds.................................  49
     Section 14.8.  Power of Attorney.......................................  49
     Section 14.9.  Tenant at Sufferance....................................  49
     Section 14.10.        State Laws Pertaining to Remedies................  50

ARTICLE XV - WAIVERS........................................................  50
     SECTION 15.1.  WAIVER OF STATUTE OF LIMITATIONS........................  50
     SECTION 15.2.  WAIVER OF NOTICE........................................  50
     SECTION 15.3.  WAIVER OF MARSHALLING AND OTHER MATTERS.................  50
     SECTION 15.4.  WAIVER OF TRIAL BY JURY.................................  50
     SECTION 15.5.     WAIVER OF JUDICIAL NOTICE AND HEARING................  50
     SECTION 15.6.     WAIVER OF SUBROGATION................................  51
     SECTION 15.7.  GENERAL WAIVER..........................................  51

ARTICLE XVI - NOTICES.......................................................  51
     Section 16.1.  Notices.................................................  51
     Section 16.2.  Change in Borrower's Name or Place
                           of Business......................................  53

ARTICLE XVII - MISCELLANEOUS................................................  53
     Section 17.1.  Applicable Law..........................................  53
     Section 17.2.  Usury Limitations.......................................  53
     Section 17.3.  Lender's Discretion.....................................  54
     Section 17.4.  Unenforceable Provisions................................  54
     Section 17.5.  Survival of Borrower's Obligations......................  54
     Section 17.6.  Relationship Between Borrower and Lender;
                           No Third Party Beneficiaries.....................  54
     Section 17.7.  Partial Releases; Extensions; Waivers...................  55
     Section 17.8.  Service of Process......................................  55
     Section 17.9.  Entire Agreement........................................  55
     Section 17.10.        No Oral Amendment................................  56
     Section 17.11. Severability............................................  56
     Section 17.12. Covenants Run with the Land.............................  56
     Section 17.13. Time of the Essence.....................................  56
     Section 17.14. Subrogation.............................................  56
     Section 17.15.        Joint and Several Liability .....................  56
     Section 17.16. Successors and Assigns..................................  56
     Section 17.17. Duplicates and Counterparts.............................  57

ARTICLE XVIII - ADDITIONAL PROVISIONS PERTAINING TO STATE LAWS..............  58

                   MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   -----------------------------------------
                     SECURITY AGREEMENT AND FIXTURE FILING
                     -------------------------------------


          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (THIS "Mortgage") made this 12th day of February, 1999, by CABOT INDUSTRIAL
       --------
PROPERTIES, L.P. ("Borrower"), a Delaware limited partnership, having its
                   --------
principal place of business at TWO CENTER PLAZA, SUITE 200, BOSTON, MASSACHUSETTS 02110, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Lender"), a New York corporation, having an address at
                         ------
730 Third Avenue, New York, New York 10017.


                                    RECITALS:
                                   ---------

          A. Lender agreed to make and Borrower has agreed to accept a loan (the "Loan") in the maximum principal amount of $98,600,000.
      ----

          B. To evidence a portion of the Loan, Borrower executed and delivered to Lender a promissory note (the "Note"), dated the date of this
                                            ----
Mortgage, in the principal amount of __________ Dollars ($ __________)(that amount or so much as is outstanding from time to time is referred to as the

"Principal"), promising to pay the Principal with interest thereon to the order
----------
of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on March 1, 2009 (the "Maturity Date").
                                             -------------

          C. To secure the Note, this Mortgage encumbers, among other things, Borrower's fee interest in the real property located in the City of _____________, County of ___________, [State] [Commonwealth] of
_________________, more particularly described in Exhibit A (the "Land").
                                                  ---------       ----


                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------

       Section 1.1.  Definitions.  Capitalized terms used in this Mortgage are
      ------------   -----------
defined in Exhibit B or in the text with a cross-reference in Exhibit B.
           ---------                                          ---------

       Section 1.2.  Rules of Construction.  This Mortgage will be interpreted
      ------------   ---------------------
in accordance with the rules of construction set forth in Exhibit C.
                                                          ---------

                                   ARTICLE II

                                GRANTING CLAUSES
                                ----------------

       Section 2.1.  Encumbered Property.  Borrower irrevocably grants,
      ------------   -------------------
mortgages, warrants, conveys, assigns and pledges to Lender, and grants to Lender a security interest in, the following property, rights, interests and estates to the extent now or in the future owned or held by Borrower (the

"Property"), to the extent assignable, for the uses and purposes set forth in
---------
this Mortgage forever:

     (i)  the Land;

     (ii) all buildings and improvements located on the Land (the

     "Improvements");
      ------------

     (iii) all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefitting the Land or the Improvements;

     (iv) all materials intended for construction, re-construction, alteration or repair of the Improvements, such materials to be deemed included in the Land and the Improvements immediately on delivery to the Land; all fixtures and personal property that are attached to, contained in or used in connection with the Land or the Improvements (in each instance to the extent owned by Borrower and excluding personal property owned by tenants), including: furniture; furnishings; machinery; motors; elevators; fittings; microwave ovens; refrigerators; office systems and equipment; plumbing, heating, ventilating and air conditioning systems and equipment; maintenance and landscaping equipment; lighting, cooking, laundry, dry cleaning, refrigerating, incinerating and sprinkler systems and equipment; telecommunications systems and equipment; computer or word processing systems and equipment; and security systems and equipment; and equipment leases for any of the property described in this subsection (the "Fixtures
                                                                       --------
     and Personal Property");
     ---------------------

     (v) all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting the Land, the Improvements or the Fixtures and Personal Property, including, without limitation, the documents described on Exhibit D but expressly excluding the Leases (the "Property Documents");
        ---------                                          ------------------

     (vi) all inventory (including all goods, merchandise, raw materials, incidentals, office supplies and packaging materials) held for sale, lease or resale or furnished or to be furnished under contracts of service for the Land, the Improvements or the Fixtures or Personal Property, or used or consumed in the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, all documents of title evidencing any part of any of the foregoing and all returned or repossessed goods arising from or relating to any sale or disposition of such inventory;

     (vii) all intangible personal property (if any) owned by Borrower and used in connection with the Land, the Improvements or the Fixtures and Personal Property, including choses in action and causes of action (except those personal to Borrower), business records relating to the Land, the Improvements or the Fixtures and Personal Property, promotional materials, blueprints, plans, specifications, trade names of the Land and Improvements, registrations, licenses, franchises, claims for refunds or rebates of taxes, insurance surpluses, refunds or rebates of taxes and any letter of credit, guarantee, claim, security interest or other security held by or granted to Borrower to secure payment by an account debtor of any of the accounts of Borrower arising out of the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, and documents covering all of the foregoing; to the extent relating solely to the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property: accounts, accounts receivable, documents and all investments of such funds and all other general intangibles;

     (viii) to the extent relating to the Land, the Improvements or the Fixtures and Personal Property: all awards and other compensation paid after the date of this Mortgage for any Condemnation (the "Condemnation
                                                                ------------
     Awards");
     ------

     (ix) to the extent relating to the Land, the Improvements or the Fixtures and Personal Property: all proceeds of and refunds of all unearned premiums on the Policies (the "Insurance Proceeds");
                                    ------------------

     (x) all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Land, the Improvements or the Fixtures and Personal Property;

     (xi) all books, records and other information, wherever located, which are in Borrower's possession, custody or control and which are related to the Land, the Improvements or the Fixtures and Personal Property (the "Books
                                                                        -----
     and Records");
     -----------

     (xii) all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the "Accumulations"); and
                          -------------

     (xiii) all after-acquired title to or remainder or reversion in any of the property described in this Section; all additions, accessions and extensions to, improvements of and substitutions or replacements for any of such property; all products and all cash and non-cash proceeds, immediate or remote, of any sale or other disposition of any of such property, excluding sales or other dispositions of inventory in the ordinary course of the business of operating the Land and the Improvements and proceeds of Permitted Transfers and sales in connections with Substitutions or other transfers permitted under Section 12.4 hereof, to the extent not required to be delivered to Lender pursuant to Section 12.4 hereof; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Mortgage for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender's request, any documents reasonably requested by Lender to further evidence the foregoing.

       Section 2.2.  Habendum Clause.  The Land, Improvements, Fixtures and
      ------------   ---------------
Personal Property are conveyed to Lender to have and to hold forever in fee simple.

       Section 2.3.  Security Agreement.
      ------------   ------------------

     (a) The Property includes both real and personal property and this Mortgage is a real property mortgage and also a "security agreement" and a "financing statement" within the meaning of the Uniform Commercial Code. By executing and delivering this Mortgage, Borrower grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code.

     (b) This Mortgage constitutes a fixture financing statement under the Laws of the state or commonwealth in which the Property is located and for that purpose, the following information is set forth:

     (a)  Name and address of Debtor:
          --------------------------

          as set forth in the Preamble to this document

     (b) Name and address of Secured Party:
         ---------------------------------

          as set forth in the Preamble to this document

     (c) Description of the types (or items) of
         --------------------------------------

          property covered by this Financing Statement:  all of the property
          --------------------------------------------
         described in section ii-xiii of the Section entitled "Encumbered
                                                               -----------
         Property" described or referred to herein and included as part of the
         --------
         Premises.

     (d)  Description of real estate to which collateral is
          -------------------------------------------------
          attached or upon which it is located:  Described in Exhibit A.
          ------------------------------------                ---------

     (e)  The tax payer identification number of the Debtor is:  043397874.
          ----------------------------------------------------

     Lender may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

       Section 2.4.  Conditions to Grant.  This Mortgage is made on the express
      ------------   -------------------
condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then, unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released and satisfied at Borrower's expense.


                                  ARTICLE III

                              OBLIGATIONS SECURED
                              -------------------

       Section 3.1.  The Obligations.  This Mortgage secures the Principal, the
      ------------   ---------------
Interest, the Late Charges, the Prepayment Premiums, the Expenses, the Release Fee and any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the "Debt")
                                                                         ----
and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents but excluding the obligations and covenants of the Borrower under the Indemnity (the "Obligations"), provided that the foregoing
                                   -----------    --------
does not limit, qualify or affect in any way the present, absolute nature of the Assignment.


                                   ARTICLE IV

                              TITLE AND AUTHORITY
                              -------------------

         Section 4.1.  Title to the Property.
        ------------   ---------------------

     (a) Borrower represents and warrants that it has, and covenants that at all times prior to the release of this Mortgage that it will continue to have, good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower's knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property, other than Permitted Exceptions, Leases and Subleases and other matters heretofore disclosed to Lender in writing.

     (b) Borrower represents and warrants that it owns, and covenants that at all times prior to the release of this Mortgage that it will continue to own (except as otherwise provided herein), all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions, Leases and Subleases and other matters heretofore disclosed to Lender in writing.

     (c) Borrower represents and warrants that this Mortgage is, and covenants that at all times prior to the release of this Mortgage this Mortgage that it will remain, a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

         Section 4.2.  Authority.
        ------------   ---------

     Borrower represents and warrants as of the date hereof and covenants that at all times prior to the release of this Mortgage:

     (a) Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was organized and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Land and Improvements are located;

     (b) To Borrower's knowledge, Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to
(i) own and operate the Property and carry on Borrower's business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Mortgage; and
(iv) perform the Obligations;

     (c) The execution and delivery of the Loan Documents and the performance of the Obligations do not conflict with or result in a default under any Laws (to Borrower's knowledge) or any Leases or Property Documents and do not conflict with or result in a default under any agreement binding upon Borrower or any party or entity claiming by or through Borrower; and

     (d) The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of all parties to the Loan Documents enforceable in accordance with their respective terms, subject to applicable law, bankruptcy laws, judicial or governmental orders binding upon the Borrower and other events beyond Borrower's reasonable control.

       Section 4.3. No Foreign Person.  Borrower is not a "foreign person"
      ------------  -----------------
within the meaning of Section 1445(f)(3) of the Code.

       Section 4.4.  Litigation.  There are no Proceedings or, to Borrower's
      ------------   ----------
knowledge, investigations against or, except as disclosed to Lender in writing, affecting Borrower or the Property and, to Borrower's knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property such that such Proceeding or Proceedings, if determined adversely to the interest of the Borrower, would have a material effect upon the ability of the Borrower to perform its obligations under the Loan Documents.


                                   ARTICLE V

                    PROPERTY STATUS, MAINTENANCE AND LEASES
                    ---------------------------------------

       Section 5.1.  Status of the Property.
      ------------   ----------------------

     Borrower represents and warrants as of the date hereof and covenants that at all times prior to the release of this Mortgage:

     (a) To Borrower's knowledge, Borrower has obtained and will use commercially reasonable efforts to maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required (the failure to obtain which would have a material and adverse effect on Borrower's operation of the Property) (i) by Law, (ii) by any other entity having jurisdiction over the Property or (iii) to be obtained by Borrower that are necessary for the use, occupancy and operation of the Property, for the granting of this Mortgage or for the conduct of Borrower's business on the Property in accordance with the Permitted Use;

     (b) To Borrower's knowledge, the Property is and will continue to be (subject to force majeure events) serviced by all public utilities required for the Permitted Use of the Property;

     (c) To Borrower's knowledge, all roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be (subject to force majeure events) serviceable, physically open and dedicated to and accepted by the Government for use by the public; and

     (d) All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full or will be paid in the ordinary course of business.

       Section 5.2.  Maintenance of the Property.  Borrower represents and
      ------------   ---------------------------
warrants that as of the date hereof the Property is free from damage caused by a Casualty, and in the event that a Casualty occurs Borrower will use commercially reasonable efforts to cause the Property to be restored as required with respect to Borrower's Restoration obligations as set forth in Article VII. Borrower will maintain (or cause to be maintained) the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent required under any Lease, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise structurally alter the Improvements without Lender's prior consent which may be withheld in Lender's sole discretion, except to the extent required by a Lease approved by Lender (or as to which Lender's approval is not required). Except as required by any Leases approved by Lender (or as to which Lender's approval is not required), without Lender's prior written consent, Borrower will not alter the Property in any manner that would increase Borrower's responsibilities for compliance with Law. The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender and terminable by Borrower upon 30 days notice to the property manager. Lender, by its acceptance of this Mortgage, acknowledges that the property manager and property management agreement in effect as of the date hereof are acceptable to Lender.

       Section 5.3.  Change in Use.  Borrower will use and permit the use of the
      ------------   -------------
Property for the Permitted Use and for no other purpose.

       Section 5.4.  Waste.  Without Lender's prior consent which may be
      ------------   -----
withheld in Lender's sole discretion, Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any demolition (except in connection with the build out of any tenant space) of any of the Property, or removal of any Fixtures or Personal Property from the Land and Improvements except to the extent any such Property is replaced with items of equal or greater functionality or value.

       Section 5.5.  Inspection of the Property.  Subject to the rights of
      ------------   --------------------------
tenants under the Leases (and subtenants under Subleases), Lender has the right to enter and inspect the Land and Improvements on reasonable prior notice, except in the case of an emergency, when no prior notice is necessary. Lender has the right to engage an independent expert to review and report on Borrower's compliance with Borrower's obligations under this Mortgage to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Mortgage. If the independent expert's report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the independent expert's review and report will be at Borrower's expense, payable on demand.

       Section 5.6.  Leases and Rents.
      ------------   ----------------

     (a) Borrower assigns the Leases and the Rents to Lender absolutely and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Mortgage by reference.

     (b) Borrower appoints Lender as Borrower's attorney-in-fact to execute unilaterally and to record, at Lender's election, a document subordinating this Mortgage to the Leases, provided that the subordination will not affect (i) the priority of Lender's
--------
entitlement to Insurance Proceeds or Condemnation Awards or (ii) the priority of this Mortgage over intervening liens or liens arising under or with respect to the Leases and Subleases.

       Section 5.7.  Parking.  Borrower will itself (or pursuant to Lease
      ------------   -------
provisions require Tenants to) provide, maintain, police and light parking areas within the Land and Improvements, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greater of: (i) the number of parking spaces required by Law; or
(ii) the number of parking spaces required by the Leases and the Property Documents. The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and Subleases and their respective employees, customers and invitees and otherwise in accordance with the Leases and the Property Documents.

       Section 5.8. Separate Tax Lot.  The Land is and will remain assessed for
      ------------  ----------------
real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

       Section 5.9. Changes in Zoning or Restrictive Covenants.   Borrower will
      ------------  ------------------------------------------
not without Lender's consent (i) initiate, join in or consent to any material change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the permitted uses for the Land and Improvements, (ii) permit the Land or Improvements to be used to fulfil any requirements of Law for the construction or maintenance of improvements on property that is not part of the Property, except to the extent required by any Permitted Exception; (iii) permit the Land or Improvements to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Land as a single, legally subdivided zoning lot separate from all other property.

       Section 5.10.  Lender's Right to Appear.  After the occurrence of an
      -------------   ------------------------
Event of Default, Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower or in Lender's name, which Lender, in its sole discretion, determines should be brought to protect Lender's interest in the Property.


                                   ARTICLE VI

                         IMPOSITIONS AND ACCUMULATIONS
                         -----------------------------

       Section 6.1.  Impositions.
      ------------   -----------

     (a) Borrower will pay (or cause to be paid) each Imposition at least 15 days before the date, or such later date permitted under any Lease providing for direct payment of Impositions by a Tenant, that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues (such earlier date being referred to as the "Imposition Penalty Date") .
 -----------------------

     (b) Within 30 days after the date of payment required by the preceding clause (i), Borrower will deliver to Lender a receipted bill or other evidence of payment.

     (c) Borrower, at its own expense, may contest any Imposition, provided that
                                                                   --------
the following conditions are met:

     (i) prior to the date on which payment is required to be made pursuant to the foregoing clause (a), Borrower delivers to Lender notice of the proposed contest;

     (ii) the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

     (iii)  there is no Event of Default;

     (iv) the Proceeding suspends the collection of the contested Imposition or Borrower pays such Impositions prior to their delinquency;

     (v) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

     (vi) the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

     (vii) Borrower pays such Impositions prior to the date of delinquency or deposits with the Accumulations Depositary reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the contested Impositions, together with all interest and penalties or Borrower pays all of the contested Impositions under protest.

     (d) Installment Payments.  During the continuance of an Event of Default,
         --------------------
if any Imposition is payable in installments, Borrower will nevertheless pay the Imposition in its entirety on the day the first installment becomes due and payable or a lien, unless Lender, in its sole discretion, approves payment of the Imposition in installments.

       Section 6.2.  Accumulations.
      ------------   -------------

     (a) Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time to receive, hold and disburse the Accumulations in accordance with this Section (the "Accumulations Depositary"). On the first day of each calendar
              ------------------------
month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to one-twelfth (1/12) of the annual Impositions and

Insurance Premiums as determined pursuant to Section 3 of the Real Estate Tax Escrow and Security Agreement executed by Borrower, Lender and Tax Servicer (the "Tax Agreement"). At least 45 days before each Imposition Penalty Date, Borrower
--------------
will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Impositions and Insurance Premiums. Borrower shall pay any fees charged by the Accumulations Depositary in connection with collection and disbursement of Impositions and Insurance Premiums.

     Notwithstanding the foregoing, so long as Borrower is the owner of the Property and each of the properties identified in the Commitment (subject to Substitution in accordance with provisions set forth in Section 12.4 hereof and Permitted Transfers) and so long as no Event of Default exists Borrower shall not be required to make such monthly deposits of Insurance Premiums. Furthermore, subject to the foregoing conditions, Borrower shall not be required to make such deposits of funds for Impositions with respect to those portions of the Property that are subject to Leases ("Direct Tax Payment Leases") with third
                                          -------------------------
parties that are not Affiliates, to the extent that such Leases:

     (i) require such third party tenants to make payments of Impositions directly to the relevant taxing authorities; and

     (ii) have been approved by Lender in writing (or are not required to be approved by Lender) pursuant to the requirements of the Assignment.

     To the extent that Direct Tax Payment Leases demise less than all the space in the Property, Borrower shall be required to make deposits with the Accumulations Depositary for any balance of Impositions that Lender reasonably determines would be owing with respect to that portion of the Property not subject to Direct Tax Payment Leases. In the event that (a) the Accumulations Depositary notifies the Borrower and the Lender that, on two (2) separate occasions, a tenant under a Direct Tax Payment Lease has failed to make any payment of Impositions prior to the time that such payments become delinquent, or (b) if any such tenant is in monetary default under its Lease, or (c) if such Lease terminates, then Borrower shall promptly deposit with the Accumulations Depositary an initial deposit and Borrower shall thereafter make monthly deposits of funds in respect of such charges as required by Section 6.2(a) above.

     (b) The Accumulations and deposits on account of Insurance Premiums (to the extent required to be deposited) will be applied to the payment of Impositions and Insurance Premiums. Except during the continuance of an Event of Default, any excess Accumulations or accrued deposits on account of Insurance Premiums after payment of Impositions and Insurance Premiums will be returned to Borrower or credited against future payments of the Accumulations and Insurance Premiums, at Lender's election or as required by Law. If the Accumulations and accrued deposits on account of Insurance Premiums are not sufficient to pay Impositions and Insurance Premiums, Borrower will pay the deficiency to the Accumulations Depositary within 5 days of demand. At any time after an Event of Default occurs, Lender may apply the

Accumulations and accrued deposits on account of Insurance Premiums as a credit against any portion of the Debt selected by Lender in its sole discretion.

     (c) The Accumulations Depositary will hold the Accumulations and accrued deposits on account of Insurance Premiums as additional security for the Obligations until applied in accordance with the provisions of this Mortgage.
If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations and accrued deposits on account of Insurance Premiums to Lender upon Lender's demand at any time after an Event of Default.

     (d) If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure and the Loan has not been paid in full, all right, title and interest of Borrower to the Accumulations and accrued deposits on account of Insurance Premiums will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations and accrued deposits on account of Insurance Premiums.

     (e) The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into a separate interest bearing account in the name of Lender as secured party, all in accordance with the Tax Agreement. Interest shall accrue and be credited upon such deposits in accordance with the provisions of the Tax Agreement.

     (f) Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Impositions or Insurance Premiums unless Borrower is contesting the Impositions or Assessments in accordance with the provisions of this Mortgage, in which event any payment of the contested Impositions will be made under protest in the manner prescribed by Law or, at Lender's election, will be withheld.

     (g) If Lender assigns this Mortgage, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations and accrued deposits on account of Insurance Premiums to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and accrued deposits on account of Insurance Premiums and Borrower will look solely to the assignee with respect to the Accumulations and accrued deposits on account of Insurance Premiums. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations and accrued deposits on account of Insurance Premiums will be returned to Borrower.

         Section 6.3.  Changes in Tax Laws.  If a Law requires the deduction of
        ------------   -------------------
the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender's interest in the Property, except a tax on Lender's income, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower's payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable (at par, without prepayment penalty) on 60 days' prior notice unless the tax must be paid within the 60-day period, in which case, the Debt will be due and payable within the lesser period.

     Section 6.4.   Payment of Other Property Charges.  (a)  Borrower will pay
     -----------    ---------------------------------
(or cause to be paid) each Other Property Charges before the date, or such later date permitted under any Lease providing for direct payment of Other Property Charges by a Tenant, that is the earlier of (i) the date on which the Other Property Charge becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Other Property Charge accrues.

     (b) Borrower, at its own expense, may contest any Other Property Charge provided that such contest is conducted in accordance with the provisions of
Section 12.3 hereof.


                                  ARTICLE VII

                       INSURANCE, CASUALTY, CONDEMNATION
                       ---------------------------------
                                AND RESTORATION
                                ---------------

       Section 7.1.  Insurance Coverages.
      ------------   -------------------

     (a) Borrower will maintain such insurance coverages and endorsements with respect to the Land, Improvements, Fixtures and Personal Property, in form and substance and in amounts as Borrower may reasonably determine from time to time, subject to Lender's reasonable approval. Borrower will maintain not less than the insurance coverages and endorsements in effect as of the date hereof.

     (b) The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (in each case to the extent relating to the Land, Improvements and Fixtures, the "Policies"). Each Policy will contain a standard waiver of subrogation and a
 --------
replacement cost endorsement and will provide for Lender to receive not less than 30 days' prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

     (c) The insurance companies issuing the Policies (the "Insurers") must be
                                                            --------
authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender's right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

     (d) Notwithstanding Lender's rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

     (e) Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

     (f) Borrower will pay the Insurance Premiums for each Policy within 30 days of invoice therefor and in any case in such a timely manner as to prevent lapse of the Policy being replaced or renewed (except to the extent that Borrower is required to deposit funds for Insurance Premiums with the Accumulation Depository, in which case such payments shall be made in accordance with the provisions of Article VI hereof) and will deliver to Lender an original or, if a
              ----------
blanket policy, a certified copy of each Policy marked "Paid" not less than 30 days after payment of the Policy being replaced or renewed or other evidence of payment of such Insurance Premiums reasonably satisfactory to Lender.

     (g) Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

     (h) Borrower may carry any of the insurance required under this Section on a blanket or umbrella policy provided that Borrower provides Lender with an original or copy certified by the insurer of each such policy. Each such blanket policy shall allocate to the Property the amount of coverage required under this Section and otherwise shall provide the same coverage and protection as would a separate policy insuring only the Property without the possibility of any reduction of insurance benefits by reason of any claim made against such policy related to another property insured thereunder.

     (i) Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Mortgage.

       Section 7.2.  Casualty and Condemnation.
      ------------   -------------------------

     (a) Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Proceeding in Condemnation immediately after Borrower receives notice of commencement or notice that such a Proceeding will be commencing. Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Proceeding, as the case may be.

     (b) Subject to Subsection (c) below, Borrower authorizes Lender, at Lender's option, to act on Borrower's behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender's sole discretion. Subject to Subsection (c) below, Borrower authorizes Lender to act, at Lender's option, on Borrower's behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff if any Condemnation Proceeding.

     (c) If Lender does not to act on Borrower's behalf as provided in this Section, Borrower promptly will file and prosecute all claims (including Lender's claims) relating to the Casualty and will prosecute or defend (including defense of Lender's interest) any Condemnation Proceeding. Notwithstanding the foregoing Subsection (b), except during the continuance of an Event of Default, Borrower will have the authority to collect, adjust, settle or compromise the claims or Proceeding, as the case may be, provided that Lender
                                                            --------
has approved, in Lender's reasonable discretion, any compromise or settlement that exceeds $1,000,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the "Proceeds") will be made payable to Lender and
                                 --------
Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender, to the extent that the Proceeds exceed $1,000,000.00. If any Proceeds are paid to Borrower, and such Proceeds exceed $1,000,000.00, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Mortgage. Lender will be responsible for only the Proceeds actually received by Lender. If the Proceeds are $1,000,000 or less and Borrower is otherwise entitled to hold and apply such Proceeds, Lender will endorse the check immediately upon receipt and forward it to Borrower.

       Section 7.3.  Application of Proceeds.  Subject to the provisions of
      ------------   -----------------------
Section 7.4 below, after deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion; (ii) apply the Proceeds to restore the Improvements, provided that
                                                                 --------
Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be
    -------- -------
deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

       Section 7.4.  Conditions to Availability of Proceeds for Restoration.
      ------------   ------------------------------------------------------
Notwithstanding the preceding Section, after a Casualty or a Condemnation (a

"Destruction Event") Lender will make the Proceeds (less any costs incurred by
------------------
Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled

"Restoration", provided that the following conditions are met:
 -----------   --------

     (i) Cabot Industrial Properties, L.P. or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

     (ii) no Event of Default hereunder exists at the time of the Destruction Event;

     (iii) all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event;

     (iv) if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

     (v) Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender, to the extent that the Proceeds are required to be deposited with Lender, funds ("Additional Funds") or otherwise demonstrates evidence of financial
             ----------------
     capacity that when added to the Proceeds will be sufficient to complete Restoration;

     (vi) if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under the affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

     (vii) Lender is satisfied that the proceeds of any business interruption insurance in effect together with other available gross revenues from the Portfolio or from other sources satisfactorily demonstrated to Lender are sufficient to pay Debt Service Payments for the Portfolio after paying the Impositions, Insurance Premiums, Other Property Charges, reasonable and customary operating expenses and capital expenditures until Restoration is complete, provided, however, that if the foregoing requirement is not met
               --------  -------
     and a Lease of the Property requires that the Property be rebuilt, then Lender will make not refuse to make the Proceeds available for Restoration based upon a failure to meet the requirements of this subsection (vii) so long as no Event of Default occurs thereafter; and

     (viii) subject to force majeure, Lender is satisfied that Restoration will be completed on or before the date (the "Restoration Completion Date") that
                                              ---------------------------
     is the earliest of: (A) 12 months after the first release of Proceeds on account of the Destruction Event; or (B) any date required by Law.

      Section 7.5.  Restoration.
                    -----------

     (a) If the total Proceeds for any Destruction Event are $1,000,000.00 or less and no Event of Default is continuing and Lender elects or is obligated by
     ---                                   ---
Law or any Lease or otherwise under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

     (b) If the Proceeds for any Destruction Event exceed $1,000,000.00 and Lender elects or is obligated by Law or any Lease or otherwise under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the "Restoration Funds") upon Borrower's
                                        -----------------
request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs and provided that the following conditions are met:
--------

     (i) Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

     (ii) if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender's approval, plans and specifications and detailed budget for the Restoration;

     (iii) Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may reasonably request including mechanic's liens, waivers and title insurance endorsements;

     (iv) Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender or otherwise demonstrates evidence of financial capacity; and

     (v) there is no Event of Default continuing under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

     (c) If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

     (d) Lender may elect at any time prior to commencement of Restoration or while work is in progress, to retain, at Borrower's expense, an independent engineer or other consultant to review any plans and specifications required by Lender, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender's satisfaction.

     (e) If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower's behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

     (f) Lender may commingle the Restoration Funds with its general assets. Lender will not hold any Restoration Funds in trust. Lender shall deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender, and such funds shall bear interest for the account of the Borrower.

     (g) Borrower will pay all of Lender's reasonable expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

     (h) If any excess Proceeds remain after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt, at par without penalty or premium, as selected by Lender in its sole discretion or to deliver the excess to Borrower, provided, however, that if
                                                      --------  -------
no Event of Default is continuing, all excess Proceeds remaining after Restoration shall be paid to Borrower..


                                  ARTICLE VIII

                       COMPLIANCE WITH LAW AND AGREEMENTS
                       ----------------------------------

       Section 8.1.  Compliance with Law.  To Borrower's knowledge, Borrower,
      ------------   -------------------
the Property and the use of the Property comply and Borrower will itself (or will use reasonable efforts to require tenants to) continue to comply in all material respects with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding.

       Section 8.2.  Compliance with Agreements.  To Borrower's knowledge, there
      ------------   --------------------------
are no defaults, events of defaults or events that, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents that would materially and adversely affect the Property. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents. Borrower will use commercially reasonable efforts to cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents.

Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender's rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, in each instance that would materially and adversely affect the Lender's rights or interests under the Loan Documents, without, in each instance, Lender's prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days' notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

       Section 8.3.  ERISA Compliance.
      ------------   ----------------

     (a) Borrower is not and will continue not to be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") that is subject to Title I of ERISA or a "plan" as defined in
       -----
Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and Borrower's assets do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

     (b) Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender's exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

       Section 8.4.  Section 6045(e) Filing.  Borrower will supply or cause to
      ------------   ----------------------
be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared in connection with Borrower's acquisition of the Property by Borrower's attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer's knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender's counsel be obligated to file the reports or returns.

       Section 8.5.  Brokerage Fees.  Borrower represents and warrants to Lender
      ------------   --------------
that except as disclosed in writing to Lender no person or entity claiming through Borrower, and to Borrower's knowledge, no other person or entity, has any claim for a brokerage fee, finder's fee, commission, premium or other such charge against the Property, with respect to Borrower's acquisition of the Property, with respect to the making of the Loan or with respect to any leasing of the Property. Borrower shall indemnify and hold Lender harmless from the claim of any person or entity who asserts any such claim.

                                  ARTICLE IX

                                 ENVIRONMENTAL
                                 -------------

     Section 9.1.  Environmental Representations and Warranties.
     -----------   --------------------------------------------

     (a) Except as disclosed in the Environmental Report during the period Borrower or any affiliate of Borrower has owned the Property and as of the date of this Mortgage:

     (i) to Borrower's knowledge, no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials in the ordinary course of business consistent with the Permitted Use and in compliance with all Environmental Laws without release of Hazardous Materials; and

     (ii) to Borrower's knowledge, no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property from which there is a material risk that Hazardous Materials will migrate, leach, flow, drain, seep, blow or drift onto the Property.

     (b) Except as disclosed in the Environmental Report and to Borrower's knowledge, at all times prior to acquisition of the Property by Borrower or any affiliate of Borrower:

     (i) no Environmental Activity occurred on the Property other than the use, storage and disposal of Hazardous Materials in the ordinary course of business consistent with the Permitted Use and in compliance with all Environmental Laws without release of Hazardous Materials; and

     (ii) no Environmental Activity occurred on any property in the vicinity of the Property from which there is a material risk that Hazardous Materials will migrate, leach, flow, drain, seep, blow or drift onto the Property.

     (c) For the purposes of this Section, the phrase "use of the Property" includes use by tenants and the phrase "on the Property" means on, in, above and below the Property.

     Section 9.2.  Environmental Covenants.
     -----------   -----------------------

     (a) Without limiting the obligation of Borrower to enforce any other provisions of the Leases, Borrower will enforce all provisions of the Leases with respect to Environmental Activity. Without limiting the foregoing, Borrower shall promptly inspect any portion of the Property as to which Borrower has information or suspicion that Environmental Activity in violation of a Lease has occurred or is threatened, and Borrower will promptly require the tenant under any such Lease to completely remediate the effect of any such Environmental Activity. Borrower covenants to promptly undertake such remediation if the tenant under such Lease fails to do so.

     (b) Borrower will notify Lender immediately upon Borrower becoming aware of
(i) any actual, suspected or threatened violation of Environmental Laws with respect to the Property or with respect to any property in the vicinity of the Property, and (ii) any Environmental Activity with respect to the Property or with respect to any property in the vicinity of the Property other than the use, storage, and disposal of Hazardous Materials in the ordinary course of business consistent with the Permitted Use and in compliance with all Environmental Laws without release of Hazardous Materials. Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Environmental Activity or concerning Borrower's status as a potentially responsible party (as defined in the Environmental
Laws). Borrower's notification to Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the Environmental Activity or the violation of Environmental Laws that is the subject of the notice.

     (c) From time to time at Lender's request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

     (d) Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower's compliance with this Section on an annual basis or at any time for reasonable cause or after an Event of Default. In connection with the assessment: (i) subject to the rights of Tenants under Leases and in compliance with Laws, Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use best efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; and (iv) neither Lender nor consultant will have liability to Borrower with respect to the results of the assessment, provided that Lender or consultant will be responsible for any damage to the Property resulting from the gross negligence or willful misconduct of Lender's consultants in performing the tests described in this subsection. The consultant's assessment and reports will be at Borrower's expense if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report or if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article after the occurrence of an Event of Default.

     (e) If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of this Mortgage any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

                                   ARTICLE X

                              FINANCIAL REPORTING
                              -------------------

     Section 10.1.  Financial Reporting.
     ------------   -------------------

     (a) Borrower will deliver to Lender within 120 days after the close of each Fiscal Year an annual financial statement (the "Annual Financial Statement") for
                                                --------------------------
the Property for the Fiscal Year, which will include a balance sheet, a comparative balance sheet (when sufficient operating results are available to provide such a statement), a statement reconciling cash receipts and disbursements to income and expenses, and an income and expense statement. The Annual Financial Statement will be certified on behalf of Borrower by an officer of Existing General Partner.

     (b) Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender's accountants or auditors to inspect or audit the Financial Books and Records from time to time and upon reasonable notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower's address set forth in the section entitled "Notices" or at any other location as
                                           -------
may be approved by Lender.

     (c) Borrower will deliver to Lender within 90 days of the close after each Fiscal Year, a certification of the rent roll for the Property in the form attached hereto as Exhibit E. Such certificate shall be executed by Borrower by
                   ---------
an officer of  Existing General Partner.

     Section 10.2.  Annual Budget.  Not later than less than 60 days after the
     ------------   -------------
end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the "Budget") for the Property for the next succeeding Fiscal Year
             ------
showing anticipated operating expenses, Insurance Premiums, Impositions, leasing commissions, capital improvement costs, tenant improvement costs and any other information Lender reasonably requests.


                                  ARTICLE XI

                          EXPENSES AND DUTY TO DEFEND
                          ---------------------------

     Section 11.1.  Payment of Expenses.
     ------------   -------------------

     (a) Borrower is obligated to pay all reasonable fees and expenses (the "Expenses") incurred by Lender (i) that are otherwise provided to be paid by
---------
Borrower in connection with the Loan pursuant to the Commitment or (ii) that are
                                                                --
otherwise payable in connection with the Property or Borrower (except to the extent arising after Lender takes possession of the Property as a result of foreclosure or deed in lieu thereof and to the extent that such fees and expenses arise solely as a result of the acts of Lender), including reasonable attorneys' fees and expenses and any fees and expenses relating to
(1) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (2) any Proceeding or other claim asserted against Lender and relating to the Property; (3) any inspection, assessment, survey and test permitted under the Loan Documents; (4) any Destruction Event; (5) the preservation of Lender's security and the exercise of any rights or remedies available at Law, in equity or otherwise; and (6) the Leases and the Property Documents.

     (b) Borrower will pay the Expenses (i) within 30 days of demand therefor prior to the occurrence of an Event of Default and (ii) immediately upon demand thereafter, together with any applicable interest, premiums or penalties. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender (i) within 30 days of demand therefor prior to the occurrence of an Event of Default and (ii) immediately upon demand thereafter, together with interest on such amount at the Fixed Interest Rate (or, if after the occurrence of an Event of Default, at the Default Interest Rate) from the date Lender paid the Expenses through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Mortgage.

     Section 11.2.  Duty to Defend.  If Lender or any of its trustees,
     ------------   --------------
officers, participants, employees or affiliates is a party in any Proceeding relating to the Property (except to the extent that such parties are joined in any such Proceeding as a result of such parties' gross negligence or willful misconduct), Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender. If Borrower fails to so defend and hold Lender harmless as determined by Lender in its sole judgment, Lender may elect to engage its own attorneys and other professionals, at Borrower's reasonable expense, to defend or to assist in the defense of the party. Prior to the occurrence of an Event of Default case strategy will be determined by Borrower in reasonable consultation with Lender, and after the occurrence of an Event of Default, case strategy will be determined by Lender if Lender so elects. In all events, no claims against the Lender in the Proceeding will be settled without Lender's prior approval which may be withheld in its sole discretion.


                                  ARTICLE XII

                       TRANSFERS, LIENS AND ENCUMBRANCES
                       ---------------------------------

     Section 12.1.  Prohibitions on Transfers, Liens and Encumbrances.
     ------------   -------------------------------------------------

     (a) Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and on the continuing interest that Borrower has in the Property. Accordingly, except as specifically set forth in this Mortgage, Borrower (i) will not, and will not permit its partners, members or principals to, effect a Transfer without Lender's prior approval, which may be withheld in Lender's sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Mortgage and the Permitted Exceptions. A "Transfer"
                                                                      --------
is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower's partners, members or principals in the Property, or any change in Borrower's composition (except for transfers of shares in Existing General Partner or transfers of limited partnership interests in Borrower, all as expressly permitted herein), in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

     (b) Borrower represents, warrants and (subject to the provisions relating to Transfers set forth below) covenants that Borrower is a Delaware limited partnership whose managing general partner is Cabot Industrial Trust, a Maryland Real Estate Investment Trust (the "Existing General Partner".) Borrower
                                   ------------------------
represents and warrants that as of the date hereof, Existing General Partner owns not less than 42% of the partnership interests in Borrower. Borrower further represents and warrants that, as of the date hereof, the remaining interests in Borrower are limited partnership interests.

     Section 12.2.  Permitted Transfers.
     ------------   -------------------

     (a) Notwithstanding any prohibitions regarding Transfers, Permitted Transfers (defined below) set forth in subsections b(ii) and b(iii) below will be permitted without Lender's prior consent, provided that the following conditions regarding Permitted Transfers and proposed transferees are met:

     (i) at least 60 days prior to the proposed Permitted Transfer (except for any Permitted Transfer arising from the death of a natural person, in which case, not more than 30 days after the death) Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section.

     (ii) there is no default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs; and

     (iii) the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, "ERISA COMPLIANCE"
                                                              ----------------
     and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion.

     (b) Upon compliance with the conditions described in the preceding subsection, the following Transfers ("Permitted Transfers") may occur without
                                      -------------------
Lender's prior consent and without payment of any transfer fee:

     (i) Transfers or issuance of shares in Existing General Partner and transfers or issuance of limited partnership interests in Borrower or transfers of direct or indirect interests in the entities that hold such shares or such partnership interests, provided that at all times (a)
                                           --------
     Existing General Partner remains the managing general partner in Borrower and Borrower delivers to Lender on a quarterly basis notice of changes in the ownership interest of limited partners owning 1% or more in Borrower and (b) further that the foregoing does not permit a disposition in a single transfer or series of related transfers of all or substantially all of the direct or indirect interests in Borrower and does not permit a merger of Existing General Partner with one or more other entities (except to the extent that Existing General Partner is the surviving entity after such a merger) and (c) the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, "ERISA
                                                                           -----
     COMPLIANCE" and Borrower will deliver to Lender such documentation of
     ----------
     compliance as Lender requests in its sole discretion.

     (ii) a one-time right to sell, assign or transfer the entire portfolio of properties securing the Loan, pledged to the Lender by the Borrower (the "Portfolio") to a bona fide third party (the "Portfolio Transferee"),
     ----------                                    --------------------
     subject to the Lender's approval of the transferee of the Portfolio, based on the following criteria:

          1. prior to the Transfer, the Portfolio Transferee has a net worth of at least $75,000,000.00;

          2. prior to the Transfer, the Portfolio Transferee is an institutional investor or a developer or manager of first-class commercial, office and industrial real estate comparable to the Portfolio properties and has a reputation in good standing in the industry as an owner and operator/manager of not less than 10 million square feet of first-class office and/or industrial properties of similar quality of the Portfolio;

          3. the Portfolio Transferee has expressly assumed the Obligations of Borrower under the Loan Documents;

          4. subsequent to the Transfer, the Portfolio is managed by a property manager satisfactory to Lender; and

          5. (i) Borrower delivers to Lender an instrument satisfactory to Lender, from each indemnitor who is then party to the Indemnity acknowledging the Transfer and ratifying their continued obligations under the Indemnity, or (ii) Borrower delivers to Lender a substitute environmental indemnity in the form of the Indemnity or otherwise satisfactory to Lender, executed by a substitute indemnitor, satisfactory to Lender in its sole discretion.

     (iii) A one-time right to sell, transfer or assign, in whole or in part, Borrower's interest in the Portfolio, or any direct or indirect interest in Borrower (other than in paragraph

     (b)(i) above) in one transaction or series of related transactions, provided the ultimate transferee of any such interest in the Portfolio or in Borrower is a public or private real estate investment trust (a "REIT")
                                                                         ----
     (or an "umbrella partnership" of which a REIT is the managing general partner) or an institutional investor or a developer or manager of first-class commercial, office and industrial real estate comparable to the Portfolio properties and has a reputation in good standing in the industry as an owner and operator/manager of not less than 10 million square feet of first-class office and/or industrial properties of similar quality of the Portfolio, and further provided:

          1. such REIT or institutional investor has a total capitalization which is at least $1 billion after giving effect to the proposed transaction;

          2. the proposed transferee expressly assumes such obligations under the Loan Documents, if any, as the transferor of any interests so transferred may have pursuant to the Loan Documents, pursuant to an assumption document reasonably satisfactory to Lender; provided, that such assumption document shall not (a) impose financial obligations on, or a right of personal recourse to, the transferee, greater than the financial obligations on, or a right of personal recourse of, the transferor under the Loan Documents, or (b) otherwise modify the provisions of the Loan Documents, other than the inclusion of representations and warranties relating to the requirements of this provision and covering customary matters relating to the transferee such as due organization, existence, good standing, and authority and the validity and enforceability of the assumption document and the Loan Documents as against the transferee;

          3. after such sale, assignment or transfer, the Property shall continue to be managed by an organization which, at the time of such transfer, is managed and operated by substantially the same persons who then manage and operate the management firm which managed the Property prior to such sale, assignment or transfer or such other professional management firm reasonably acceptable to Lender; and

          4. the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Internal Revenue Code, and is not a person acting as a fiduciary on behalf of any such plan or who is a party-in-interest with respect to any such plan in connection with such transaction, and such sale, transfer or assignment will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, all as determined by Lender, acting reasonably.

     (c) The following conditions must be met prior to effecting any Transfer as expressed in b(ii) or b(iii) above:

          (i) Borrower pays all of Lender's reasonable expenses relating to the Transfer;

          (ii) Such transferee assumes all of Borrower's obligations under the Loan Documents pursuant to an instrument in form and content satisfactory to Lender;

          (iii) Borrower delivers to Lender such opinions of counsel and updates to title insurance policies as requested by Lender's counsel in its reasonable discretion;

          (iv) Borrower delivers to Lender such additional documentation as Lender may determine in its reasonable discretion, consistent with the foregoing requirements; and

          (v) Approval of said transferee based on transferee's reputation or Lender's adverse experience with such transferee in Lender's sole and absolute discretion, provided, however, that adverse experience shall
                               --------  -------
          mean that Lender and such prospective transferee shall have engaged in litigation or threatened litigation one against the other.

     Section 12.3.  Right to Contest Liens.  Borrower, at its own expense, may
     ------------   ----------------------
contest the amount, validity or application, in whole or in part, of any mechanic's, materialmen's or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that, (a) with respect to
                                             --------
liens exceeding $100,000 the following conditions are met:

     (i) Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

     (ii) the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

     (iii) there is no Event of Default other than the Event of Default arising from the filing of the lien; and

     (iv) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

and (b) further provided that for all such liens the following conditions are
        ----------------
met:

     (i) the Proceeding suspends enforcement of collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

     (ii) Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

     (iii) With respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

     Section 12.4.  Substitution of Properties; Release of Property.
     ------------   -----------------------------------------------

     (a) the following definitions apply

"Allocated Loan Value" means the amount of the Loan allocated to the Property by
 --------------------
Lender as set forth on Exhibit F hereto.
                       ---------

"Release Fee" shall mean one-half of one percent ( 1/2%) of the Unamortized
 -----------
Allocated Loan Value.

"Substitute Leases" is defined as all leases, subleases, licenses, and other
 -----------------
agreements for the use and occupancy of any Substitute Property, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Substitute Property, in effect as of the date of the proposed Substitution.

"Substitute Mortgage" means a mortgage or deed of trust made by Borrower in
 -------------------
favor of Lender, securing the Loan, encumbering Substitute Property, substantially identical in form and substance to this Mortgage, with such modifications as Lender shall determine are necessary to conform such document to the laws of the State or Commonwealth in which the Substitute Property is situated.

"Substitute Property" means real property owned by Borrower and acceptable to
 -------------------
Lender applying the criteria set forth in this Section 12.4, in which a security interest is granted to Lender as part of a Substitution.

"Substitute Rents" is defined as all rents, prepaid rents, percentage,
 ----------------
participation or contingent rents, issues, profits, proceeds, revenues and other consideration accruing under the Substitute Leases or otherwise derived from the use and occupancy of any Substitute Property, including tenant contributions to expenses, security deposits, royalties and contingent rent, if any, all other fees or payments paid to or for the benefit of Borrower and any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of such Substitute Property and all claims as a creditor in connection with any of the foregoing.

"Substitution" means a transaction complying with the terms and conditions of
 ------------
this Section 12.4, in which the Property is released from the lien of this Mortgage (a) in exchange for which Lender is granted a lien on a Substitute Property or Substitute Properties pursuant to a Substitute Mortgage or Substitute Mortgages or (b) under Section 12.4(f) below.

"Substitution Loan Value" means the loan value of a Substitute Property
 -----------------------
determined by multiplying by 70% the appraised value of the Substitute Property according to an appraisal, acceptable to Lender in its sole discretion, prepared not more than 60 days prior to the proposed Substitution by an appraiser engaged by Lender.

"Unamortized Allocated Loan Value" means the Allocated Loan Value, reduced from
 --------------------------------
time to time by the pro-rata amount of the aggregate of payments of Principal under the Note, such payments of Principal being pro-rated according to the proportion that the Allocated Loan Value bears to the original face amount of the Note.

     (b) Limited Right of Substitution.  Commencing on the first day of the 25th
         -----------------------------
month after the date in which the Closing Date (as defined in the Note) occurs, and subject to the provisions of this Section 12.4, Borrower shall be permitted to have the Property released from the lien of this Mortgage, provided that Borrower provides a Substitute Mortgage or Substitute Mortgages on Substitute Property(ies). Borrower may request that Lender permit a Substitution, but Lender shall have no obligation to allow a Substitution prior to such date. Borrower shall be permitted to transact not more than two Substitutions in any calendar year and not more than four Substitutions prior to the Maturity Date. Notwithstanding the foregoing, in the event that an existing Tenant purchases the Property at any time, the Borrower will be allowed to effect a Substitution therefor and such Substitution will count against the maximum property substitution limit of four over the term of the Loan, but will not be limited by it (i.e., if four Substitutions, possibly, but not necessarily, including sale
    ----
to a Tenant, have previously taken place, then a further Substitution may take place in connection with a further sale to a Tenant, but not otherwise). A transaction involving the simultaneous release both of the Property and other
                          ------------
real property collateral securing the Loan coupled with the granting of a Substitute Mortgage on one or more Substitute Properties shall constitute a single Substitution. Any such series of transactions that does not occur within three (3) consecutive Business Days shall constitute multiple Substitutions. Borrower shall use its best efforts to refrain from scheduling, closing or requiring underwriting activity to occur with respect to Substitutions during the months of November or December. Lender may not be able, and shall have no obligation to accommodate a Substitution during such months.

     (c) Value of the Substitute Properties.  Any Substitute Property or
         ----------------------------------
Properties shall meet the following criteria:

     (i) the Substitution Loan Value of the Substitute Property or Substitute Properties shall be at least 90% of the amount of the Allocated Loan Value for the Property. To the extent that the Substitution Loan Value(s) of the Substitute Property(ies) is greater than the Allocated Loan Value, Lender shall have no obligation to advance any additional funds. To the extent that the Substitution Loan Value of the Substitute Property(ies) is less than the Allocated Loan Value, Borrower shall make a partial prepayment of the Principal of the Note (which partial prepayment shall constitute a Permitted Partial Prepayment as defined in the Note) equal to the excess of the Unamortized Allocated Loan Value of the Property over the Substitution Loan Value. The Substitution Loan Value shall in no case be more than $1,000,000 less than the Allocated Loan Value. Any such net cash Permitted Partial Prepayment in the amount required or permitted to be paid in accordance with Subsections (f) or (g) below (as the case may be) shall be subject in all respects to provisions regarding prepayment expressed in
     Section 3(b)(ii) applying the formulas set forth in Section 3(b)(iii) of the Note, and the allocation of any such prepayment amount shall be as expressed in the Note.

     (ii) the annual Substitute Rents (excluding security deposits) under the Substitute Leases in effect on the date of the Substitution shall, on a pro-forma basis, provide debt service coverage for the annual Debt Service Payments, with respect to the Substitution Property(ies), equal to or greater than the debt service coverage applicable to the Property at the time of the Substitution, all as calculated on a pro forma basis for next consecutive three years (or such lesser period of time remaining in the term of the Leases; provided, however, that the foregoing limitation as to
                         --------  -------
     term shall not be construed to require Lender to accept as a Substitute Property any property, that in Lender's reasonable judgement has inadequate leases in effect), on the basis of Substitute Leases in place at the time of the proposed Substitution.

     (d) Requirements for Substitute Properties.  All Substitute Properties must
         --------------------------------------
be acceptable to Lender in all respects, as determined by Lender in its reasonable discretion applying the following criteria:

     (i) impact on the geographical concentration of the collateral held by Lender as security for the Loan;

     (ii) leasing considerations, including, without limitation, leasing pro formas, tenant credit risk, tenant quality and lease expiration risk;

     (iii) the ability of the proposed Substitute Mortgage to be cross-defaulted with and to serve as collateral for the other Loan Documents; and

     (iv)   conformity with all the requirements set forth in the Commitment.

In addition, all Substitutions shall also comply with the requirements set forth above in Section 12.2 (a), (c)(i), (c)(iii) & (c)(iv) with respect to Permitted Transfers, including without limitation, the time periods set forth therein.

     (e) Costs and Expenses of Substitutions.  Borrower will pay all of Lender's
         -----------------------------------
reasonable costs and expenses incurred in connection with a proposed Substitution, regardless of whether any proposed Substitution is accepted by Lender. Borrower acknowledges that such costs and expenses include, without limitation: Lender's administrative costs, reasonable attorneys' fees and costs, due diligence costs and expenses, appraisal fees, title insurance fees and surveyors' charges, all with respect to any proposed Substitution, regardless of whether or not such proposed Substitution is ultimately closed. If Borrower fails to pay such costs and expenses within 30 days of receipt of an invoice therefor, then such failure shall constitute an Event of Default under Section 14.1(a) of this Mortgage.

     (f) Releases in the Event that No Substitution is Effected.  In the event
         ------------------------------------------------------
that Borrower enters into an agreement to convey the Property to a third party that is not an Affiliate, and Borrower has diligently attempted to effect a Substitution but is unable to secure Lender's approval of a Substitute Property, then provided that the requirements of Section 12.2 (a), (c)(i), (c)(iii) &
(c)(iv) are met, on the closing date of the sale of the Property, provided that Lender has been given 20 Business Days' written notice, Lender shall release the Property from the lien of the Mortgage, provided that Borrower shall prepay to Lender the Unamortized Allocated Loan Value, together with the Release Fee and the applicable Prepayment Premium under Section 3(b) of the Note. The Unamortized Allocated Loan Value so prepaid shall be allocated to the Note. Such prepayment of the Unamortized Allocated Loan Value shall constitute a "Permitted Partial Prepayment" as defined in the Note and shall be subject to all the terms, limitations and conditions set forth in Section 3(b)(ii) of the Note. Notwithstanding the foregoing, Lender's obligation to release the Property under this Section 12.4(f) shall be conditioned upon Borrower's payment of all Lender's reasonable costs and expenses (as set forth above in subsection (c)) in connection with the release and in connection with evaluating any proposed Substitutions.

     (g) Allocation of Net Cash Payments among Notes.  Any Substitution shall
         -------------------------------------------
reduce the Principal of the Note secured by the Mortgage encumbering a Property being released as part of the Substitution by the Unamortized Allocated Loan Value of such Property. The Principal of the Note and any Other Note(s) which is (are) secured by a Substitute Mortgage(s) shall be increased by the Substitute Loan Value of the Substitute Property, provided that such increases shall not exceed the Unamortized Allocated Loan Value of all Properties being
released as a part of such Substitution.   If a Substitute Property is situated
in a state not then represented in the Portfolio, Lender may require that Borrower execute and deliver an additional promissory note (in form identical to the Note except for Principal amount and date of issuance) in an amount equal to the lesser of (a) the Substitution Loan Value of such Substitute Property and
(b) the Unamortized Allocated Loan Value of the Property(ies) being released. Nothing to the contrary withstanding, it is the intention of the Borrower and the Lender that the Unamortized Loan Value of the Property(ies) being released in a Substitution shall be exactly equal to (x) the amount of
                                             -
any Permitted Partial Prepayment calculated as set forth in Section 12.4(c) above (but not including the associated Prepayment Premium), plus (y) the
                                                                   -
increase in the Principal of the Note or any Other Notes secured by Substitute Mortgages (including any new promissory note required to be delivered).



                                 ARTICLE XIII

             ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
             ----------------------------------------------------

     Section 13.1.  Further Assurances.
     ------------   ------------------

     (a) Borrower will execute, acknowledge and deliver to Lender, or to any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender's first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents, provided the same does not increase the liability or obligations of Borrower.

     (b) Borrower appoints Lender as Borrower's attorney-in-fact to perform, at Lender's election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender's election and only to the extent Borrower has failed to comply with the terms of this Section.

     Section 13.2.  Estoppel Certificates.
     ------------   ---------------------

     (a) Within 10 days of Lender's request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note;
(iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, to Borrower's knowledge, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there, to Borrower's knowledge, are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

     (b) If Lender requests, Borrower promptly will request from, and upon receipt deliver to, Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying to such party's knowledge that the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document.

     (c) If Lender requests, Borrower promptly will request from, and upon receipt deliver to, Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may reasonably require, including that based upon due inquiry, to such tenant's knowledge, the Lease is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease.



                                  ARTICLE XIV

                             DEFAULTS AND REMEDIES
                             ---------------------

     Section 14.1.  Events of Default.  The term. "Event of Default" means the
     ------------   -----------------              ----------------
occurrence of any of the following events:

     (i) if Borrower fails to make any regularly scheduled payment of money under the Loan Documents as and when required, or fails to pay any other amount due under any Loan Document within 30 days of invoice therefor, and, in either case, the failure continues for a period of 5 days;

     (ii) if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower's debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower's assets, provided
                                                                       --------
     that if the Proceeding is commenced by a party other than Borrower or any of Borrower's general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

     (iii) if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this mortgage;

     (iv)  [reserved];

     (v) if Borrower is in default beyond any applicable grace and cure period under any Loan Documents;

     (vi) if a Transfer occurs except in accordance with the provisions of this Mortgage;

     (vii)  if Borrower abandons the Property; or

     (viii) if there is a default in the performance of any other provision of any Loan Document or if there is any substantial inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided
                                                                     --------
     that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower, unless the period of time to cure is delayed by reason of events beyond Borrower's control, such as labor disputes, fire, weather conditions, casualties, governmental action, governmental requirements or governmentally imposed time periods that Borrower does not control.

     Section 14.2.  Remedies.
     ------------   --------

     (a) If an Event of Default occurs, to the extent permitted by Law Lender may take any of the following actions (the "Remedies") without notice to
                                            --------
Borrower:

     (i) declare all or any portion of the Debt immediately due and payable ("Acceleration");
       ------------

     (ii)   pay or perform any Obligation;

     (iii) institute a Proceeding for the specific performance of any Obligation;

     (iv) apply for the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard
                             -- -----
     to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

     (v) directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower's rights with respect to the Property, either in Borrower's name or otherwise;

     (vi) institute a Proceeding for the foreclosure of this Mortgage or, if applicable, sell by power of sale, all or any portion of the Property;

     (vii) institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

     (viii) exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

     (ix) pursue any other right or remedy available to Lender at Law, in equity or otherwise.

     (b) If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

     Section 14.3.  General Provisions Pertaining to Remedies.
     ------------   -----------------------------------------

     (a) The Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

     (b) The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender's rights with respect to the Remedies.

     (c) If Lender exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

     (d) Lender will not be liable for any act or omission of Lender in connection with the exercise of the Remedies, except to the extent arising from the gross negligence or willful misconduct of the Lender.

     (e) Lender's right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

     (f) If an Event of Default occurs, Lender's payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

     (g) Lender's acceptance of partial payment or receipt of Rents will not extend or affect any grace period, constitute a waiver of a default or Event of Default or constitute a recision of Acceleration:

     Section 14.4.  Foreclosure by Power of Sale.
     ------------   ----------------------------

                            Insert State Provisions

     Section 14.5.  General Provisions Pertaining to Mortgagee-in-Possession
     ------------   --------------------------------------------------------
or Receiver.
-----------

     (a) If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases and Subleases, the Rents and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court. To the extent permitted by Law, Borrower agrees that the appointment may be made ex parte and as a matter of right to
                                        -- -----
Lender, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant.

     (b) The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Mortgage and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court.

     (c) In addition to the Remedies and all other available rights, Lender or the Receiver may, to the extent permitted by Law, take any of the following actions after the occurrence of and Event of Default:

     (i) take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

     (ii) require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and Subleases and the Property Documents;

     (iii) collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver's, broker's and attorney's fees, apply the net collections to the Debt;

     (iv) make, modify, enforce, terminate or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

     (v) enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

     (vi) appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower's and Lender's respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

     (vii) perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property; (B) upon consent by Lender, to increase the gross receipts from the Property; or (C) otherwise to protect Borrower's and Lender's respective interests in the Property.

     (d) Borrower appoints Lender as Borrower's attorney-in-fact, at Lender's election to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender's election and only to the extent Borrower has failed to comply with the provisions of this Section.

     Section 14.6.  General Provisions Pertaining to Foreclosures and the
     ------------   -----------------------------------------------------
Power of Sale.  The following provisions will, to the extent permitted by Law,
-------------
apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

     (i) Lender's right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

     (ii) a sale pursuant to a judgment of foreclosure and sale may be postponed or adjourned by public announcement at the time and place appointed for the sale without further notice;

     (iii) with respect to sale pursuant to a judgment of foreclosure and sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

     (iv) if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Mortgage will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender's rights and remedies with respect to the unmatured portion of the Debt;

     (v) Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender's bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender's bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

     (vi) Lender's receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Mortgage.

     Section 14.7.  Application of Proceeds.   Lender may apply the proceeds
     ------------   -----------------------
of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

     Section 14.8.  Power of Attorney.  Borrower appoints Lender as Borrower's
     ------------   -----------------
attorney-in-fact to perform all actions necessary and incidental to exercising the Remedies.

     Section 14.9.  Tenant at Sufferance.  If Lender or a Receiver enters the
     ------------   --------------------
Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

     Section 14.10.  State Laws Pertaining to Remedies.
     -------------   ---------------------------------


                                  ARTICLE XV

                            LIMITATION OF LIABILITY
                            -----------------------

     Section 15.1.  Limitation of Liability.
     ------------   -----------------------

     (a) Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Mortgage instead of instituting suit on the Note. If a lesser sum is realized from a foreclosure of this Mortgage and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower or Borrower's general or limited partners, or any other direct or indirect owner in Borrower, or their respective directors, officers, members, shareholders, managers, trustees, beneficiaries or agents if any, for or on account of the deficiency, except as expressly set forth in subsection (c).

     (b) The limitation of liability in subsection (a) will not affect or impair
(i) the lien of this Mortgage or Lender's other rights and Remedies under the Loan Documents, including Lender's right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; or (iii) Lender's rights under the Indemnity.

     (c) The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally only against Borrower and its assets and not the assets of its general partners, if any, for the following:

     (i) all losses suffered and liabilities and expenses incurred by Lender arising out of any fraud or intentional misrepresentation by Borrower or any of Borrower's partners, members, officers, directors, shareholders or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan;
     (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower's performance of the Obligations;

     (ii) all Rents derived from the Property after a default involving payment of money under the Loan Documents, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums, and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender;

     (iii)  losses covered under the Indemnity;

     (iv) all security deposits collected by Borrower or any of Borrower's predecessors and not refunded to Tenants in accordance with their respective Leases, except to the extent applied in accordance with the Leases or Law or delivered to Lender, and all advance rents collected by Borrower or any of Borrower's predecessors and not applied in accordance with the Leases or delivered to Lender;

     (v) the replacement cost of any Fixtures or Personal Property removed from the Property by Borrower after a default occurs;

     (vi) all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in waste committed by Borrower on the Property (for purposes of this clause "waste" does not include failure to pay real estate taxes);

     (vii) all Proceeds that are not applied in accordance with this Mortgage or not paid to Lender as required under this Mortgage;

     (viii) all losses suffered and liabilities and expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled "Permitted Transfers"; and
      -------------------

     (ix) all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to ERISA, including the prohibition on any Transfer that results in a violation of ERISA.

     (d) Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.


                                  ARTICLE XVI
                                    WAIVERS
                                    -------

     SECTION 16.1.  WAIVER OF STATUTE OF LIMITATIONS.  BORROWER WAIVES THE
     ------------   --------------------------------
RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER'S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

     SECTION 16.2.  WAIVER OF NOTICE.  BORROWER WAIVES THE RIGHT TO RECEIVE
     ------------   ----------------
ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

     SECTION 16.3.  WAIVER OF MARSHALLING AND OTHER MATTERS. BORROWER WAIVES
     ------------   ---------------------------------------
THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

     SECTION 16.4.  WAIVER OF TRIAL BY JURY.  BORROWER WAIVES TRIAL BY JURY IN
     ------------   -----------------------
ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST LENDER, THE OTHER PARTY RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

     SECTION 16.5.  WAIVER OF COUNTERCLAIM.  BORROWER WAIVES THE RIGHT TO
     ------------   ----------------------
ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER

THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

       SECTION 16.6.  WAIVER OF JUDICIAL NOTICE AND HEARING.
      -------------   -------------------------------------
BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

       SECTION 16.7.  WAIVER OF SUBROGATION.  BORROWER WAIVES ALL RIGHTS OF
      -------------   ---------------------
SUBROGATION TO LENDER'S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

       SECTION 16.8.  GENERAL WAIVER.  BORROWER ACKNOWLEDGES THAT (A) BORROWER
      -------------   --------------
AND BORROWER'S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS;
(B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER'S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGMENT.

                                  ARTICLE XVII

                                    NOTICES
                                    -------

       Section 17.1.  Notices.  All acceptances, approvals, consents, demands,
      -------------   -------
notices, requests, waivers and other communications (the "Notices") required or
                                                          -------
permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at its address listed below:

If to Borrower:          Cabot Industrial Properties, L.P.
                               Two Center Plaza, Suite 200
                               Boston, Massachusetts  02110
                               Attn:  Neil E. Waisnor

                               TIAA Appl. #VR00002, M-000459700

     with a copy to:     Hill & Barlow
                               One International Plaza
                               Boston, Massachusetts  02110
                               Attn:  William B. Forbush III

If to Lender:            Teacher's Insurance and Annuity
                               Association
                               730 Third Avenue
                               New York, New York 10017
                               Attn:  Director of Portfolio Management
                                       for Mortgage and Real Estate
                                       Division
                               Region:  West/Midwest

                               TIAA Appl. #VR00002, M-000459700
     with a copy to:     Teacher's Insurance and Annuity
                                Association
                                730 Third Avenue
                                New York, New York 10017
                                Attn:  Vice President and Chief
                                        Counsel in charge of Mortgage
                                        and Real Estate Law

                                TIAA Appl. #VR00002, M-000459700


Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been given on the earliest of (i) actual receipt; (ii) Borrower's rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

       Section 17.2.  Change in Borrower's Name or Place of Business.  Borrower
      -------------   ----------------------------------------------
will immediately notify Lender in writing of any change in Borrower's name or the place of business set forth in the beginning of this Mortgage.


                                 ARTICLE XVIII

                                 MISCELLANEOUS
                                 -------------

       Section 18.1.  Applicable Law.  This instrument is to be governed by and
      -------------   --------------
will be construed in accordance with the Laws of the State or commonwealth where the Property is located.

       Section 18.2.  Usury Limitations.  Borrower and Lender intend to comply
      -------------   -----------------
with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.

       Section 18.3.  Lender's Discretion.  Wherever under the Loan Documents
      -------------   -------------------
any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender's approval, determination or election will be made in Lender's reasonable discretion unless expressly provided to the contrary.

       Section 18.4.  Unenforceable Provisions.  If any provision in the Loan
      -------------   ------------------------
Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

       Section 18.5. Survival of Borrower's Obligations. Borrower's
       ------------- ----------------------------------
      representations, warranties, covenants and indemnities contained in the Loan Documents will continue in full force and effect for the period (if any) that is expressly provided therefor and shall survive (i) (to the extent expressly provided for any such matter) satisfaction of the Obligations; (ii) (to the extent expressly provided for any such matter) release of the lien of this Mortgage; (iii) assignment or other transfer of all or any portion of Lender's interest in the Loan Documents or the Property; (iv) (to the extent expressly provided for any such matter) Lender's exercise of any of the Remedies or any of Lender's other rights under the Loan Documents; (v) except as provided in Section
                                                          -------
      12.2(b)(iii)(2), a Transfer; (vi) amendments to the Loan Documents; and
      --------------
      (vii) any other act or omission not constituting an express release of Borrower that might otherwise be construed as a release or discharge of Borrower. Nothing contained in this section shall limit the rights of the Lender under Section 15.1(c) of this Mortgage.

       Section 18.6.  Relationship Between Borrower and Lender; No Third Party
      -------------   --------------------------------------------------------
Beneficiaries.
-------------

     (a) Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender's rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender's protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender's actions.

     (b) All conditions to Lender's performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

       Section 18.7.  Partial Releases; Extensions; Waivers.  Lender may: (i)
      -------------   -------------------------------------
release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity's performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without effecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

       Section 18.8.  Service of Process.  Borrower irrevocably consents to
      -------------   ------------------
service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled "Notices".
 -------

       Section 18.9.  Entire Agreement.  Oral agreements or commitments between
      -------------   ----------------
Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the draftsman.

       Section 18.10.  No Oral Amendment.  The Loan Documents may not be
      --------------   -----------------
amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

       Section 18.11.  Severability.  The invalidity, illegality or
      --------------   ------------
unenforceability of any provision of any of the Loan Documents will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

       Section 18.12.  Covenants Run with the Land.  Subject to the restrictions
      --------------   ---------------------------
on transfer contained in the Article entitled "TRANSFERS, LIENS AND
                                               --------------------
ENCUMBRANCES",
------------   all of the covenants of this Mortgage and the Assignment run with the Land, will bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property and all lessees of the Property after the date hereof and all subsequent subtenants and assigns, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage.

       Section 18.13.  Time of the Essence.  Time is of the essence with respect
      --------------   -------------------
to Borrower's payment and performance of the Obligations.

       Section 18.14.  Subrogation.  If the Principal or any other amount
      --------------   -----------
advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

       Section 18.15.  [intentionally omitted].
      --------------

       Section 18.16.  Successors and Assigns.  The Loan Documents bind the
      --------------   ----------------------
parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

       Section 18.17.  Duplicates and Counterparts.  Duplicate  counterparts of
      --------------   ---------------------------
any Loan Documents, other than the Note, may be executed and together will constitute a single original document.

                                 ARTICLE XVIII

                 ADDITIONAL PROVISIONS PERTAINING TO STATE LAWS
                 ----------------------------------------------


     IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first set forth above.


                                     CABOT INDUSTRIAL PROPERTIES, L.P.,
                                     a Delaware limited partnership


                                     By:  CABOT INDUSTRIAL TRUST, a
                                     Maryland Real Estate Investment Trust, its
                                     general partner

                                     By:_______________________________________

                                     Name:_____________________________________

                                     Title:____________________________________


                   Appropriate acknowledgments to be prepared
                         and supplied by local counsel

                                   Exhibit A
                                   ---------

                               LEGAL DESCRIPTION

                                   Exhibit B
                                   ---------

                                  DEFINITIONS


"Acceleration" is defined in Section 14.2(a)(i).
 ------------

"Accumulations" is defined in Section 2.1(xii).
 -------------

"Accumulations Depositary" is defined in Section 6.2(a).
 ------------------------

"Additional Funds" is defined in Section 7.4(v).
 ----------------

"Affiliate" means a person or entity that, directly or indirectly, is (i) under
 ---------
common ownership or control with the Borrower, (ii) owned or controlled by Borrower or (iii) controls or owns Borrower.

"Annual Financial Statement" is defined in Section 10.1(a).
 --------------------------

"Assessments" is defined as all assessments now or hereafter levied, assessed or
 -----------
imposed against the Property.

"Assignment" is defined as the Assignment of Leases and Rents dated of even date
 ----------
with this Mortgage made by Borrower for the benefit of Lender.

"Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11
 ---------------
U.S.C. (S) 101, et seq.), as amended from time to time.
                ------

"Books and Records" is defined in Section 2.1(xi).
 -----------------

"Borrower" is defined in the introductory paragraph.
 --------

"Budget" is defined in Section 10.2.
 ------

"Business Days" is defined as any day on which commercial banks are not
 -------------
authorized or required by Law to close in New York, New York.

"Casualty" is defined as damage to or destruction of the Land, Improvements,
 --------
Fixtures and Personal Property by fire or other casualty.

"Closing Date" is defined in the Note.
 ------------

"Code" is defined as the Internal Revenue Code of 1986 and the regulations
 ----
promulgated thereunder.

"Commitment" means that certain Loan Application and Commitment Agreement dated
 ----------
December 21, 1998, from Borrower to Lender as heretofore and as may be hereafter amended.

"Condemnation" is defined as the permanent or temporary taking of all or any
 ------------
portion of the Land, Improvements, Fixtures and Personal Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right), inverse condemnation or any similar injury or damage to or decrease in the value of such property, including severance and change in the grade of any streets.

"Condemnation Awards" is defined in Section 2.1(viii).
 -------------------

"Condemnation Proceeding" is defined as a Proceeding that could result in a
 -----------------------
Condemnation.

"Debt" is defined in Section 3.1.
 ----

"Debt Service Payments" is defined as the monthly installments of principal and
 ---------------------
interest payable by Borrower to Lender as set forth in the Note, multiplied by that fraction calculated as the Allocated Loan Value of the Property divided by the sum of the Allocated Loan Values for all real property owned by the Borrower and mortgaged by the Borrower to the Lender as security for the obligations evidenced by the Note.

"Default Interest Rate" is defined as the lower of (a) 5% per annum plus the
 ---------------------
Fixed Interest Rate or (b) the Maximum Interest Rate, if any.

"Destruction Event" is defined in Section 7.4.
 -----------------

"Environmental Activity" is defined as any actual, suspected or threatened
 ----------------------
abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Material. The actual, suspected or threatened presence of any Hazardous Material or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

"Environmental Laws" is defined as all Laws pertaining to health, safety,
 ------------------
protection of the environment, natural resources, conservation, wildlife, waste management, Environmental Activities and pollution.

"Environmental Report" is defined as all reports relating to the environmental
 --------------------
condition of the Property to the extent copies thereof have been delivered to Lender by Borrower or that have been delivered directly to Lender in connection with the application for the Loan

"ERISA" is defined in Section 8.3(a).
 -----

"Event of Default" is defined in Section 14.1.
 ----------------

"Existing General Partner" is defined in Section 12.1.
 ------------------------

"Expenses" is defined in Section 11.1(a).
 --------

"Financial Books and Records" is defined as detailed accounts of the income and
 ---------------------------
expenses relating to the Property and all other data, records and information that either are specifically referred to in the Article entitled "FINANCIAL
                                                                  ---------
REPORTING" or are necessary to the preparation of any of the statements, reports
---------
or certificates required under such Article.

"Fiscal Year" is defined as any calendar year or partial calendar year during
 -----------
the Term.

"Fixed Interest Rate" is defined as in the Note.
 -------------------

"Fixtures and Personal Property" is defined in Section 2.1(iv).
 ------------------------------

"Government" is defined as any federal, state or municipal governmental or
 ----------
quasi-governmental authority including any executive, legislative or judicial branch division, subdivision or agency of any of them and any entity to which any of them has delegated authority.

"Hazardous Materials" is defined as any by-product, chemical, compound,
 -------------------
contaminant, pollutant, product, substance, waste or other material (i) that is hazardous or toxic or (ii) the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum and petroleum products and polychlorinated biphenyls.

"Holding" is defined in Section 12.1(b).
 -------

"Imposition Penalty Date" is defined in Section 6.1(a).
 -----------------------

"Impositions" is defined as all Taxes or Assessments, in each instance whether
 -----------
now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

"Improvements" is defined in Section 2.1(ii).
 ------------

"Indemnity" means that certain Environmental Indemnity, dated as of February 12,
 ---------
1999, from Borrower as the same may have been and may hereafter be amended, modified or restated from time to time.

"Insurance Premiums" is defined as all present and future premiums and other
 ------------------
charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Mortgage.

"Insurance Proceeds" is defined in Section 2.1(ix).
 ------------------

"Insurers" is defined in Section 7.1(c).
 --------

"Institutional Investor" is defined as any bank, savings institution, charitable
 ----------------------
foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

"Interest" is defined as the interest payable under the Note and any other sums
 --------
which are deemed to be interest under Law.

"Investors" is defined in Section 12.1(b).
 ---------

"Land" is defined in Recital C.
 ----

"Late Charges" is defined in the Note.
 ------------

"Law" is defined as all present and future codes, constitutions, cases,
 ---
opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

"Leases" is defined as all present and future leases, licenses, and other
 ------
agreements for the use and occupancy of the Land and Improvement, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

"Lender" is defined in the introductory paragraph.
 ------

"Loan" is defined in Recital A.
 ----

"Loan Documents" is defined as the Note, this Mortgage, the Assignment, any
 --------------
other mortgages or deeds of trust given by Borrower to secure the Note including, without limitation, that certain Second Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement of even date herewith from Borrower to Lender and that certain Second Assignment of Leases and Rents of even date herewith from Borrower to Lender, any promissory notes made by Borrower to evidence any portion of the Loan, any mortgage or deed of trust given to secure any such promissory notes, the Indemnities, and all documents now or hereafter executed by Borrower, in respect of the Loan together with any document given as security for any such guaranty, any indemnity of Lender with respect to environmental matters, including all amendments, modifications or consolidations of any of the foregoing.

"Maturity Date" is defined in Recital B.
 -------------

"Maximum Interest Rate" is defined as the maximum rate of interest, if any,
 ---------------------
permitted by Law to be charged with respect to the Loan as the maximum rate may be increased or decreased from time to time.

"Mortgage" is defined as this Mortgage, Assignment of Leases and Rents, Security
 --------
Agreement and Fixture Filing Statement.

"Note" is defined in Recital B.
 ----

"Note Payments" is defined in the Note.
 -------------

"Notices" is defined in Section 18.1.
 -------

"Obligations" is defined in Section 3.1.
 -----------

"Other Note" means a promissory note, in substantially the form of the Note,
 ----------
made on the date hereof by the Borrower to evidence a portion of the Loan together with any additional promissory note by Borrower to Lender that is made pursuant to the terms of Section 12.4(g) hereof.

"Other Property Charges" is defined as all ground rent, if any, water and sewer
 ----------------------
rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, charged to, levied, assessed or imposed on the Property or Borrower with respect to the Property.

"Permitted Exceptions" is defined as the matters shown in Schedule B, Part 1 and
 --------------------
2 of the title  insurance policy insuring the lien of this Mortgage.

"Permitted Transfers" is defined in Section 12.2(b).
 -------------------

"Permitted Use" means an industrial use with associated office space, and other
 -------------
uses permitted by Law to the extent consistent with the use and zoning of the Property as of the date hereof.

"Policies" is defined in Section 7.1(b).
 --------

"Portfolio" is defined in Section 12.2(b)(iii).
 ---------

"Principal" is defined in Recital B.
 ---------

"Proceeding" is defined as a pending or threatened action, claim or litigation
 ----------
before a legal, equitable or administrative tribunal having proper jurisdiction.

"Proceeds" is defined in Section 7.2(c).
 --------

"Property" is defined in Section 2.1.
 --------

"Property Documents" is defined in Section 2.1(v).
 ------------------

"Receiver" is defined as a receiver, custodian, trustee, liquidator or
 --------
conservator of the Property.

"REIT" is defined in Section 12.2.
 ----

"Release Fee" is defined in Section 12.4.
 -----------

"Remedies" is defined in Section 14.2(a).
 --------

"Rents" is defined as any of the following paid to or for the benefit of
 -----
Borrower: all rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, revenues and other consideration accruing under the Leases and or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits, royalties and contingent rent, if any, all other fees or payments and any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvement and all claims as a creditor in connection with any of the foregoing.

"Restoration" is defined as the restoration of the Property after a Destruction
 -----------
Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Mortgage and the Permitted Exceptions.

"Restoration Completion Date" is defined in Section 7.4(viii).
 ---------------------------

"Restoration Funds" is defined in Section 7.5(b).
 -----------------

"Sole Member" is defined in Section 12.1.
 -----------

"Subleases" means all present and future subleases for the use and occupancy of
 ---------
the Land and Improvement, any related guarantees and any use and occupancy arrangements created pursuant to Section 365(h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any subtenant or other occupant of the Land and Improvements who claims right of possession through a tenant under a Lease.

"Taxes" is defined as all present and future real estate taxes levied, assessed
 -----
or imposed against the Property.

"Tax Servicer" means
 ------------

"Term" is defined as the scheduled term. of this Mortgage commencing on the date
 ----
Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

"Transfer" is defined in Section 12.1(a).
 --------

"Uniform Commercial Code" is defined as the Uniform Commercial Code in effect in
 -----------------------
the jurisdiction where the Land is located.

"USA" is defined in Section 12.1(b).
 ---

                                   Exhibit C
                                   ---------

                             RULES OF CONSTRUCTION


     (a) References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document. References in any Loan Document to lettered Exhibits are references to the Exhibits attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document. Article, Section and Exhibit captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections or Exhibits of that Loan Document.

     (b) The terms "include", "including" and similar terms are construed as if followed by the phrase "without limitation".

     (c) The terms "Land", "Improvements", "Fixtures and Personal Property", "Condemnation Awards", "Insurance Proceeds" and "Property" are construed as if followed by the phrase "or any part thereof".

     (d) Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the Land and the Improvements, which will bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property and all lessees of the Property after the date hereof and all subsequent subtenants and assigns of same after the date hereof, and all subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage and includes a covenant by Borrower to cause its agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

     (e) The term "to Borrower's knowledge" is construed as meaning to the best of Borrower's knowledge after inquiry that is consistent with reasonable commercial practice.

     (f) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

     (g) The terms "person", "party" and "entity" include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

     (h) The term "provisions" includes terms, covenants, conditions, agreements and requirements.

     (i) The term "amend" includes modify, supplement, renew, extend, replace or substitute and the term. "amendment" includes modification, supplement, renewal, extension, replacement and substitution.

     (j) Reference to any specific Law or to any document or agreement, including the Note, this Mortgage, any of the other Loan Documents, the Leases and Subleases and the Property Documents includes any future amendments to the Law, document or agreement, as the case may be.

     (k) No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

     (l) The term "certificate" means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is "certified" means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified. In all instances the entity issuing a certificate must be satisfactory to Lender.

     (m) Any appointment of Lender as Borrower's attorney-in-fact is irrevocable and coupled with an interest and shall be for the purposes expressly set forth herein, in each case to the extent permitted by Law. Lender may appoint a substitute attorney-in-fact. Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

     (n) Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

     (o) All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

     (p) The unmodified word "days" means calendar days.

                                   Exhibit D
                                   ---------

                               Property Documents
                               ------------------

                                   Exhibit E
                                   ---------

                        Form of Rent Roll Certification
                        -------------------------------

                                 [see attached]

                                   Exhibit F
                                   ---------

                             Allocated Loan Amounts
                             ----------------------

                                 [see attached]

                                  Schedule 8.5
                                  ------------

                                   Commission
                                   ----------